UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd Beverly, Suite 200 Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2010, Jammin Java Corp. (the "Company") entered into a Share Issuance Agreement (the "Agreement") with Straight Path Capital, a United Kingdom company ("Straight Path"). Pursuant to the Agreement, the Company has the right to request Straight Path to purchase up to $2,500,000 of the Company's securities at a price per share of $0.40, until December 22, 2011, unless extended by either the Company or Straight Path for an additional twelve (12) months, and subject to the terms of the Agreement.

Under the terms of the Agreement, the Company may from time to time request a purchase from Straight Path of up to $40,000 per business day (each an "Investment" and such request, an “Investment Request”) for operating expenses, roll out of its business plan, working capital and other general corporate activities. Following receipt of any Investment Request, Straight Path has the right to agree to make such Investment or decide not to make an Investment in its sole discretion. Furthermore, Straight Path may refuse an Investment Request at any time or terminate the Agreement if it is not satisfied with the business affairs of the Company.

Assuming Straight Path agrees to such Investment Request and makes an Investment, the Company is required to issue shares of its restricted common stock to Straight Path at $0.40 per share in connection with such Investment Request, and Straight Path is required to enter into a Subscription Agreement evidencing such Investment. In the event the Company has requested and received Investments from Straight Path for the entire $2,500,000 available under the Agreement, Straight Path has an option to subscribe for an additional $500,000 of shares of the Company’s common stock at $0.40 per share.

On January 4, 2011, the Company received $40,000 in connection with an Investment by Straight Path, which will be used for development and operating expenses.

The foregoing summary description of the Agreement is qualified in its entirety by the actual terms of the Agreement as filed herewith.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

The Company has requested and received an Investment from Straight Path in the amount of $40,000 and has agreed to issue Straight Path 100,000 shares of restricted common stock in connection with such Investment. The Company claims an exemption from registration for the sale and issuance pursuant to Regulation S of the Securities Act of 1933, as amended, as Straight Path is a non-“U.S. Person” and the offer and sale compiled with the requirements of Regulation S.

In the event the Company requests a further Investment from Straight Path, and Straight Path agrees to such Investment, the transaction will be further disclosed by the Company in a subsequent Form 8-K filing or its subsequent Form 10-Q or Form 10-K filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1*	Financing Agreement between Jammin Java Corp. and Straight Path Capital, dated December 22, 2010

* Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

/s/ Anh Tran
Anh Tran
President, Secretary, Treasurer and Director
Date:	January 5, 2011